UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 31, 2025

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective March 31, 2025, Robert E. Flint and Colin Kwak were appointed to the Board of Directors (the “Board”) of CVR Energy, Inc. (the “Company”). In addition, Mr. Flint was appointed as Chairperson of the Board and to the Board’s Special Committee, and Mr. Kwak was appointed to the Board’s Compensation Committee, as well as to the Board’s Nominating and Corporate Governance Committee.

Messrs. Flint and Kwak are employed by Icahn Enterprises L.P. or its affiliates (“IEP”) and were selected as directors of the Company as a result of their roles with IEP. The Company and IEP are each indirectly controlled by Carl C. Icahn, and IEP indirectly owns approximately 68% of the outstanding shares of common stock of the Company. As of the date of their appointments, Messrs. Flint and Kwak are not parties to any transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between them and any other persons pursuant to which they were selected as a director. Messrs. Flint and Kwak will not receive compensation for their service on the Board or its committees as long as they are employed by IEP.

Messrs. Flint and Kwak will enter into the Company’s standard form of indemnification agreement pursuant to which the Company is required to indemnify each of Messrs. Flint and Kwak against certain liabilities that may arise by reason of their service as a director and to advance certain expenses to them. The form of the indemnification agreement has been filed as Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

On and effective March 31, 2025, Ted Papapostolou resigned from the Board and from its Compensation Committee, Nominating and Corporate Governance Committee, and Special Committee. The resignation of Mr. Papapostolou from the Board and such committees was for personal reasons and was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the foregoing matters, the Board increased the number of directors comprising its members from seven to eight directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary